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                                                                      EXHIBIT 99



January 17, 2001



Level 3 Communications, Inc.
1025 Eldorado Blvd.
Broomfield, CO 80021


Ladies and Gentlemen:

        The undersigned hereby consents to being named in the Registration Statements on Form S-3 of Level 3 Communications, Inc. filed with the Securities and Exchange Commission, and any amendments thereto, as a person who is to become a director of Level 3 Communications, Inc.

                                        Very truly yours,

                                        /s/ Charles C. Miller

                                        Charles C. Miller